Verano Announces Strong Second Quarter 2026 Financial Results
Highlighted by $218 Million in Revenue

Company delivers third consecutive quarter of revenue gains and improved cash flow from operations driven by organic growth
CHICAGO, August 5, 2026 (GLOBE NEWSWIRE) – Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNO) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced its financial results for the second quarter ended June 30, 2026, which were prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).
Second Quarter 2026 Financial Highlights

	For the Three Months Ended,
($ in thousands)	June 30, 2026	March 31, 2026	June 30, 2025
Revenues, net of Discounts	217,918	208,178	202,272
Gross Profit	99,699	98,976	112,984
Income from Operations	3,143	13,099	26,211
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	(13,411)	(17,823)	(19,150)
Adjusted EBITDA[1]	51,231	49,004	66,153
Second Quarter 2026 Financial Highlights
•Revenues, net of discounts, of $218 million, an increase of 5% versus the prior quarter, and an increase of 8% year-over-year.
•Gross profit of $100 million or 46% of revenue.
•SG&A expenses of $92 million or 42% of revenue.
•Net Loss of $(13) million or (6)% of revenue.
•Adjusted EBITDA1 of $51 million or 24% of revenue.
•Net cash provided by operating activities of $31 million.
•Capital expenditures of $12 million.

Management Commentary
“We are thrilled to report strong second quarter results highlighted by organic growth, improved operational cash flow, and our third consecutive quarter of revenue gains that also outperformed the prior year period,” said George Archos, Verano founder, chairman and Chief Executive Officer. “During the quarter, we also executed key strategic pillars to deepen our engagement in the U.S. capital markets and U.S. exchange opportunities, including repurchasing $2 million of Company stock and completing a 1-for-5 reverse stock split, while leveraging the ongoing strength of our retail operations and product portfolio.”
“As we continue fortifying the balance sheet, with additional retail expansion and new product innovation planned for the remainder of the year, we are in a strong position to accelerate further business momentum in what may be a pivotal year for Verano and the industry at large.”

Second Quarter 2026 Financial Overview
Revenues, net of discounts, for the second quarter 2026 were $218 million, up from $208 million for the first quarter 2026, and up from $202 million for the second quarter 2025.
Gross profit for the second quarter 2026 was $100 million or 46% of revenue, up from $99 million or 48% of revenue for the first quarter 2026, and down from $113 million or 56% of revenue for the second quarter 2025.
SG&A expenses for the second quarter 2026 were $92 million or 42% of revenue, up from $86 million or 41% of revenue for the first quarter 2026, and up from $86 million or 43% of revenue for the second quarter 2025.
Net loss for the second quarter 2026 was $(13) million or (6)% of revenue, versus $(19) million or (9)% of revenue in the second quarter 2025.
Adjusted EBITDA1 for the second quarter 2026 was $51 million or 24% of revenue.
Net cash provided by operating activities for the second quarter 2026 was $31 million, up from $11 million for the second quarter 2025.
Capital expenditures for the second quarter 2026 were $12 million, up from $10 million for the second quarter 2025, and down from $15 million in the first quarter 2026.
2026 Guidance
•The Company tightens its 2026 capital expenditures guidance range to $40 million to $50 million.
Second Quarter 2026 Operational Highlights
•Expanded Florida retail footprint with the opening of MÜV Miramar Beach, the Company's 85th Florida dispensary and 162nd location nationwide.
•Celebrated historic announcement confirming medical cannabis rescheduling from schedule I to schedule III.
•Announced a $20 million stock repurchase authorization.
•Submitted applications with the U.S. Drug Enforcement Agency to register certain state-licensed medical cannabis operations.
•Announced and completed a 1-for-5 reverse-stock-split to advance the Company's path towards a prospective U.S. stock exchange listing.
Subsequent Operational Highlights
•Celebrated Virginia’s historic passage and forthcoming launch of the South’s first retail adult use cannabis market, with sales to commence July 1, 2027.
•Opened MÜV Bradfordville, the Company's 86th retail location in Florida and 163rd in the nation.
•Current operations span 13 states, comprised of 163 dispensaries and 14 production facilities with more than 1.1 million square feet of cultivation capacity.
Balance Sheet and Liquidity
As of June 30, 2026, the Company’s current assets were $404 million, including cash and cash equivalents of $85 million. The Company had working capital of $295 million and total debt, net of issuance costs, of $393 million.
The Company’s outstanding shares of common stock was 73,217,970 as of June 30, 2026.

Conference Call and Webcast
A conference call and webcast with analysts and investors is scheduled for August 5, 2026 at 8:30 a.m. ET / 7:30 a.m. CT to discuss the results.
•Investors and participants can register in advance for the call by visiting: https://register-conf.media-server.com/register/BI283741849c9643f0851eed3282145502
•After registering, instructions will be shared on how to join the call for those who wish to dial in.
•On August 5, the live webcast can be accessed via the following link: https://edge.media-server.com/mmc/p/4q9uw2bt
•The live and archived webcast will be available on the Events and Presentations page of the Company’s investor relations website at investors.verano.com.
_________________________
1Adjusted EBITDA and Adjusted EBITDA as a percentage of revenue (“Adjusted EBITDA Margin”) are non-U.S. GAAP financial measures. Each is derived from EBITDA, another non-U.S. GAAP financial measure, and is defined in this news release in the section below titled “Non-U.S. GAAP Financial Measures.” The most directly comparable U.S. GAAP financial measure to Adjusted EBITDA is net income (loss) and the most directly comparable measure to Adjusted EBITDA Margin is net income (loss) as a percentage of revenue (“net income (loss) margin”). The reconciliation of (i) Adjusted EBITDA to U.S. GAAP net income (loss) and (ii) Adjusted EBITDA Margin to net income (loss) margin is set forth below in the tables included in this news release.
Non-U.S. GAAP Financial Measures
Verano uses non-U.S. GAAP financial information to evaluate the performance of the Company. The terms “EBITDA,” “Adjusted EBITDA,” and “Adjusted EBITDA Margin” do not have any standardized meaning prescribed within U.S. GAAP and therefore may not be comparable to similar measures presented by other companies. Accordingly, this non-U.S. GAAP financial information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.
The Company calculates EBITDA as net income (loss) before interest expense, income tax expense, depreciation and amortization; Adjusted EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization and also excludes certain one-time extraordinary items and Adjusted EBITDA Margin as net income (loss) before net interest expense, income tax expense, depreciation and amortization and exclusion of certain one-time extraordinary items as a percentage of revenue. The calculations of the non-U.S. GAAP financial measures used in this news release and the reconciliations to the most comparable U.S. GAAP financial numbers are included in the tables below.
Management believes that this non-U.S. GAAP financial information is useful as a supplement to comparable U.S. GAAP financial information because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their U.S. GAAP results. Management reviews these non-U.S. GAAP financial measures on a regular basis and uses them, together with financial measures included in the Company’s financial statements, to evaluate and manage the performance of the Company’s operations. These measures should be evaluated only in conjunction with the comparable U.S. GAAP financial numbers reported by the Company.

About Verano
Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNO), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano provides a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners, and produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Savvy™, (the) Essence™, Swift Lifts™, HYPHEN™, Encore™, BITS™, Avexia™, MÜV™, CTPharma™, and Verano™. Verano’s active operations span 13 U.S. states, comprised of 14 production facilities with over 1.1 million square feet of cultivation capacity. Learn more at Verano.com.
Contacts:
Investors
Verano
Aaron Miles
Chief Investment Officer
Investors@verano.com
Media
Verano
Steve Mazeika
Vice President, Communications
Steve.Mazeika@verano.com

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans, strategies, or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects,” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.
Financial Information Tables
The following tables include select financial results and the reconciliations of the non-U.S. GAAP financial measures to the respective most directly comparable U.S. GAAP financial measures for the presented periods.

VERANO HOLDINGS CORP.
Highlights from Unaudited Interim Condensed Consolidated Statements of Operations

	For the Three Months Ended,
	June 30, 2026	March 31, 2026	June 30, 2025
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues, net of Discounts	$217,918	$208,178	$202,272
Cost of Goods Sold, net	118,219	109,202	89,288
Gross Profit	$99,699	$98,976	$112,984
Gross Profit %	46%	48%	56%
Operating Expenses:
Selling, General and Administrative Expenses	92,494	85,877	86,345
Loss on Impairment of Held for Sale Assets	4,062	—	—
Loss on Impairment of Fixed Assets	—	—	428
Total Operating Expenses	96,556	85,877	86,773
Income from Operations	$3,143	$13,099	$26,211
Other Income (Expense)
Gain (Loss) on Disposal of Property, Plant and Equipment	12	(27)	(212)
Gain (Loss) on Debt Extinguishment	—	(5,738)	2,947
Interest Expense, net	(11,258)	(12,312)	(14,207)
Other Income (Expense), net	(2,383)	(1,222)	1,263
Total Other Expense, net	(13,629)	(19,299)	(10,209)
Income (Loss) Before Provision for Income Taxes	$(10,486)	$(6,200)	$16,002
Provision for Income Tax Expense	(2,925)	(11,623)	(35,152)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(13,411)	$(17,823)	$(19,150)

VERANO HOLDINGS CORP.
Highlights from Condensed Consolidated Balance Sheets

	As of
	June 30, 2026	December 31, 2025
($ in thousands)	(Unaudited)	(Audited)
Cash and Cash Equivalents	$85,195	$82,724
Other Current Assets	319,087	321,927
Property, Plant and Equipment, net	485,138	492,473
Intangible Assets, net	550,120	579,090
Goodwill	161,009	161,009
Other Long-Term Assets	98,694	104,371
Total Assets	$1,699,243	$1,741,594

Total Current Liabilities	109,366	140,261
Total Long-Term Liabilities	915,164	898,954
Stockholders' Equity	676,529	704,156
Non-Controlling Interest	(1,816)	(1,777)
Total Liabilities and Shareholders' Equity	$1,699,243	$1,741,594

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to EBITDA (Non-U.S. GAAP) and Adjusted EBITDA (Non-U.S. GAAP, Unaudited)

	For the Three Months Ended,
	June 30, 2026	March 31, 2026	June 30, 2025
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(13,411)	$(17,823)	$(19,150)
Interest Expense, net	11,258	12,312	14,207
Income Tax Expense	2,925	11,623	35,152
Depreciation and Amortization	29,431	29,188	31,488
EBITDA	$30,203	$35,300	$61,697

COGS Add-backs:
Acquisition, Transaction and Other Non-operating Costs	1,257	—	1,990
Employee Stock Compensation	326	232	250

SG&A Add-backs:
Acquisition, Transaction and Other Non-operating Costs	6,202	3,155	1,365
Employee Stock Compensation	5,369	1,977	3,089

Impairments	4,062	—	428

Acquisition Adjustments and Other (Income) & Expense, net	3,812	8,340	(2,666)

Adjusted EBITDA[1]	$51,231	$49,004	$66,153

Net Loss Margin	(6)%	(9)%	(9)%
Adjusted EBITDA Margin[1]	24%	24%	33%